UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2014

   ASB BANCORP, INC.

(Exact Name of Registrant As Specified in Its Charter)

   North Carolina

(State or Other Jurisdiction of Incorporation)

001-35279	45-2463413
(Commission File Number)	(I.R.S. Employer Identification No.)

11 Church Street, Asheville, North Carolina	28801
(Address of Principal Executive Offices)	(Zip Code)

   (828) 254-7411

(Registrant's Telephone Number, Including Area Code)

   Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.	Departure of Directors or Certain Officers; Addition of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2014, the Board of Directors of ASB Bancorp, Inc., (the “Company”) the holding company for Asheville Savings Bank, S.S.B. (the “Bank”) voted to expand the size of the Board for the Company and the Bank and appointed a new director, Ms. Alison Smith.

Ms. Smith assumed her position effective September 15, 2014 and will serve on the Audit Committee and the Asset Liability Committee of the Board.

Ms. Smith serves as President of Smith Capital Inc., a financial advisory and investment banking firm in Charlotte, North Carolina and has served in such capacity since 1995. Ms. Smith has also served as a director of Yadkin Valley Financial Corporation from 2009 until 2014, where she chaired the Audit Committee and served on the Executive, ALCO and Capital committees, and American Community Bancshares, Inc. from 2000 until 2009, where she chaired the Nominating Committee and served on the Audit and Compensation committees. She has substantial experience advising, evaluating and structuring bank acquisitions, valuing bank securities and writing bank strategic plans.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 15, 2014, the Board of Directors of the Company amended the Company's Bylaws to increase the mandatory retirement age of directors from seventy (70) to seventy-five (75).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Item	Exhibit

3.1	Amendment of the Bylaws, adopted September 15, 2014.

99.1	News Release dated September 19, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASB BANCORP, INC.
Registrant

	By:	/s/ Suzanne S. DeFerie
	Name:	Suzanne S. DeFerie
	Title:	President and Chief Executive Officer

Dated: September 19, 2014

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Item	Exhibit

3.1	Amendment of the Bylaws, adopted September 15, 2014.

99.1	News Release dated September 19, 2014

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